UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 4, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 4, 2011, the Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”)  initiated a rights offering (the “Rights Offering”) for up to $35 million of a new series of preferred stock, the Class A Series 3 Convertible Participating Preferred Stock, par value $0.01 per share (the “Series 3 Preferred”), to raise additional capital to use for general corporate purposes, including funding of the ongoing capital improvements at the Company’s hotel and casino.  The Rights Offering is open to, and letters and subscription forms have been sent to, all of the Company’s stockholders of record as of March 1, 2011.  The Series 3 Preferred will be created by amendment to the Company’s certificate of incorporation prior to the closing of the Rights Offering.

The Company is offering 350,000 shares of Series 3 Preferred for sale in the Rights Offering at a purchase price per share of $100.  Each stockholder of the Company has the right to subscribe to its pro rata portion of the Rights Offering.  In addition, each stockholder of the Company may make an oversubscription election to purchase additional shares in the Rights Offering to the extent other stockholders do not subscribe for their full pro rata portions (additional purchases to be made on a pro rata basis among the stockholders making oversubscription elections).  The Company will issue an additional 46,666 shares of its Class A Common Stock, par value $0.01 per share (the “Common Stock”), representing 2% of the number of shares of Common Stock into which the shares of Series 3 Preferred being sold in the Rights Offering are initially convertible, to the stockholders making oversubscription elections in the Rights Offering (such shares of Common Stock to be allocated among such oversubscribing stockholders on a pro rata basis according to the number of shares of Series 3 Preferred actually purchased as a result of their oversubscription elections).

The Series 3 Preferred will have the same terms as the Company’s existing shares of Class A Convertible Participating Preferred Stock, par value $0.01 per share, and Class A Series 2 Convertible Participating Preferred Stock, par value $0.01 per share (together, the “Existing Preferred”), except that the initial conversion price of the Series 3 Preferred will be $15 per share (i.e., each share of Series 3 Stock will be initially convertible into 6.67 shares of Common Stock ($100/$15)).  As a result, the 350,000 shares of Series 3 Preferred to be sold in the Rights Offering will be initially convertible into 2,333,333 shares of Common Stock.  For comparison, the Existing Preferred has an initial conversion price of $25 per share (i.e., each share of Existing Preferred is initially convertible into four shares of Common Stock ($100/$25)).

The Rights Offering is being conducted in accordance with the terms of the Company’s Stockholders’ Agreement, dated July 1, 2009 (the “Stockholders’ Agreement”).  Stockholders wishing to participate in the Rights Offering must submit their subscription forms to the subscription agent for the Rights Offering by April 1, 2011 (the 20th business day following the initiation of the Rights Offering, as provided by the Stockholders’ Agreement), after which the Company will inform each of the participating stockholders of the amount they have been allocated and directions for payment, which will be due no earlier than April 16, 2011.  The Company anticipates completing the Rights Offering by mid- to late-April.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: March 9, 2011	By:	/s/ Joanne M Beckett
		Name:	Joanne M. Beckett
		Title:	Vice President, General Counsel and Corporate Secretary